Consent of Independent Certified Public Accountants

     We have issued our report dated November 8, 1996 accompanying the financial statements of Insured Municipals Income Trust, 170th Insured Multi-Series as of September 30, 1996, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
January 27, 1996